UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2015

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                                                 (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of November 2, 2015, the Board of Directors of Hennessy Advisors, Inc. (the “Company”) adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”). The amendments are summarized below.

●
Electronic Communications: The Bylaws were amended to permit meetings of the Board of Directors and of the shareholders to be conducted through, and for notice of such meetings to be given through, electronic communication methods (provided that the requirements of the California Corporations Code are met). [Article II, Sections 1, 4, 5, and 7; Article III, Sections 5 and 7.]

●
Special Meetings Called by Shareholders: The Bylaws were amended to require shareholders who call a special meeting of shareholders to provide certain information to the Company consistent with the informational requirements of the advance notice provisions of the Bylaws. [Article II, Section 3.]

●
Conduct of Shareholder Meetings: The Bylaws were amended to provide more flexibility to the Board of Directors and the officer presiding over shareholder meetings with respect to the organization and conduct of such meetings. [Article II, Section 14.]

●	Advance Notice Provisions: The advance notice provisions of the Bylaws were amended to:
●
Set forth a more detailed process for shareholders to notify the Company of their intention to propose director nominations at an annual or special shareholder meeting or propose other business at an annual shareholder meeting;

●
Change the advance notice period for annual shareholder meetings from not less than 120 days before the anniversary of the date the proxy statement was released for the previous year’s annual meeting to between 90 and 120 days prior to the first anniversary of the previous year’s annual meeting;

●
Add an advance notice period for special shareholder meetings at which the election of directors is to be considered that requires shareholders to submit notice of intent to propose director nominations not earlier than the 120th day prior to the special meeting and not later than the 90th day prior to the special meeting or the 10th day following the date on which the Company first publicly discloses the date of the special meeting;

●	Require disclosure of all ownership interests, including derivatives, of a shareholder who intends to propose director nominations or other business;
●
Require that a shareholder who intends to propose director nominations or other business, or a qualified representative of such shareholder, appear in person at the shareholder meeting to propose such business; and

●	Clarify that the advance notice process is separate from the Rule 14a‑8 shareholder proposal process under the federal proxy rules.
[Article I, Section 16.]

●	General Board Powers: The Bylaws were amended to condense the description of the powers of the Board of Directors. [Article III, Section 1.]
●	Board Meetings: The Bylaws were amended to provide more flexibility by removing the requirement that a Board of Directors meeting be held following each annual meeting of shareholders.
●	Indemnification and Advancement of Expenses: The Bylaws were amended to:
●	limit mandatory indemnification to the Company’s directors, officers, and employees;
●
provide that mandatory indemnification does not apply with respect to a proceeding (or part thereof) initiated by the director, officer, or employee seeking indemnification, except when authorized or ratified by the Board of Directors and except for proceedings to enforce rights to indemnification;

●
add mandatory advancement of expenses for the Company’s directors, officers, and employees, subject to a right of the Company to cease advancing expenses to any such indemnitee if a determination is reasonably made by a decision maker specified in the Bylaws that the facts known at the time such determination is made demonstrate clearly and convincingly, in the sole discretion of such decision maker, that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful;

●	provide specificity regarding the procedures, standards, and limitations that are required to obtain indemnification or advancement of expenses;
●
provide that the rights to indemnification and advancement of expenses provided by the Bylaws are contract rights that vest at the time an individual becomes a director, officer, or employee and that such rights cannot be changed retroactively.

[Article VI.]

●	Uncertificated Securities: The Bylaws were amended to state that the Company may issue uncertificated securities. [Article VIII, Section 4.]
●
Exclusive Forum Bylaws: A new section was added that provides that the Superior Court of California in Marin County (or, if the Superior Court of California in Marin County does not have jurisdiction, another state court located within the State of California or, if no state court located within the State of California has jurisdiction, the United States District Court for the Northern District of California) shall be the sole and exclusive forum for certain actions brought on behalf of or against the Company, unless the Company consents in writing to the selection of an alternative forum. [Article X.]

●
Remaining Changes: Several sections of the Bylaws were amended to conform more closely to the applicable provisions of the California Corporations Code, to include a default rule provided by the California Corporations Code for ease of reference, or to remove unnecessary details. All other changes were clarifying or conforming changes, immaterial language changes, or technical edits.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description

3.1	Fourth Amended and Restated Bylaws of Hennessy Advisors, Inc., dated as of November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

November 2, 2015	By: /s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated November 2, 2015

Exhibit	Description

3.1	Fourth Amended and Restated Bylaws of Hennessy Advisors, Inc., dated as of November 2, 2015.